Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of [•], 2015 by and between Colt Defense LLC, a Delaware limited liability company (the “Company”), and [•] (“Indemnitee”).

RECITALS

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company as members of the Company’s Governing Board (as defined in Section 5.1 of the LLC Agreement (as defined below)) (the “Board”), officers, employees, agents or in any other capacities;

WHEREAS, highly competent persons have become more reluctant to serve limited liability companies as members of governing boards, officers, employees, agents or in any other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their services to and activities on behalf of the limited liability companies;

WHEREAS, Section 18-108 of the Delaware Limited Liability Company Act, as amended (the “DLLCA”), under which the Company is formed, empowers a limited liability company to indemnify and hold harmless its members, managers or other persons from and against any and all claims and demand whatsoever, subject to standards and restrictions, if any, as are set forth in its limited liability company agreement;

WHEREAS, the Amended and Restated Limited Liability Company Agreement of the Company, dated as of April 9, 2015, as amended (the “LLC Agreement”), requires the Company to indemnify members of the Company, affiliate of any member of the Company, members of the Board, any officer, its tax matters partner and any person who serves, at the request of the Company, as a manager, director, trustee or partner of another limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and expressly provides that the indemnification provisions set forth therein are not exclusive, and thereby contemplates that contracts may be entered into between the Company and members of the Board, officers of the Company and other persons with respect to indemnification;

WHEREAS, the Company and Indemnitee recognize the continued difficulty in obtaining liability insurance for the Company’s members of the Board, officers, employees, agents and fiduciaries, the significant and continual increases in the cost of such insurance and the general trend of insurance companies to reduce the scope of coverage of such insurance;

WHEREAS, the Company and Indemnitee further recognize the substantial increase in litigation in general, subjecting members of the Board, officers, employees, agents and fiduciaries to expensive litigation risks at the same time as the availability and scope of coverage of liability insurance provide increasing challenges for the Company;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining highly qualified persons such as Indemnitee is detrimental to the best interests of the Company’s stakeholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, the Company desires and has requested Indemnitee to serve or continue to serve as a member of the Board, officer, employee or agent of the Company, as applicable, and/or, at the request of the Company, as a member of a governing board, director, officer, trustee, partner, managing member, fiduciary, employee or agent of another Enterprise (as defined below), as applicable, free from undue concern for unwarranted claims for damages arising out of or related to such services to the Company and Indemnitee is willing to serve, continue to serve or to provide additional service for or on behalf of the Company on the condition that he or she is furnished the indemnity provided for herein;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

WHEREAS, this Agreement is a supplement to and in furtherance of the indemnification and advancement of expenses provided in the LLC Agreement and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1.  Services to the Company.  Indemnitee agrees to serve or continue to serve as a member of the Board, officer, employee or agent of the Company, as applicable, and/or, at the request of the Company, as a member of a governing board, director, officer, trustee, partner, managing member, fiduciary, employee or agent of another Enterprise, as applicable. This Agreement shall not be deemed an employment contract between the Company (or any Enterprise) and Indemnitee. Indemnitee specifically acknowledges that Indemnitee’s employment with the Company (or any Enterprise), if any, is at will, and Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between Indemnitee and the Company (or any Enterprise), other applicable formal severance policies duly adopted by the Board, or, with respect to service as a member of the Board, officer, employee or agent of the Company, as applicable, and/or, at the request of the Company, as a member of a governing board, director, officer, trustee, partner, managing member, fiduciary, employee or agent of another Enterprise, as applicable, by the LLC Agreement and the DLLCA. The foregoing notwithstanding, this Agreement shall continue in force as provided in Section 17 hereof after Indemnitee has ceased to provide services to the Company or any Enterprise.

Section 2.  Definitions

As used in this Agreement:

(a)                                 “Beneficial Owner” and “Beneficial Ownership” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act (as defined below); provided, however, that Beneficial Owner shall exclude any person who would become a Beneficial Owner by reason of the stakeholders of the Company approving a merger of the Company with another entity.

(b)                                 A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

i. Acquisition of Common Units by Third Party. Any person, other than Colt Defense Holding LLC, CDH II LLC, Colt Defense Holding III LP, Sciens Management LLC or affiliates of Sciens Management LLC, or, with the prior approval of the Company’s Board by approval of at least a majority of the Continuing Board Members, any other person, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities unless the change in relative Beneficial Ownership of the Company’s securities by any person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of members of the Board;

ii. Change in Board. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new member of the Board (other than a member of the Board designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 2(b)(i), 2(b)(iii) or 2(b)(iv) of this Agreement) whose election by the Board or nomination for election by the Company’s stakeholders was approved by a vote of at least two-thirds of the members of the Board then still in office who either were members of the Board at the beginning of such period or whose election or nomination for election was previously so approved (such members of the Board, collectively, the “Continuing Board Members”), cease for any reason to constitute at least a majority of the members of the Board;

iii. Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

iv. Liquidation. The approval by the stakeholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and

(c)                                  “Continuing Board Members” shall have the meaning set forth in the definition of Change in Control in clause (b)(ii).

(d)                                 “Corporate Status” describes the status of a person who is or was a member of a governing board, director, officer, trustee, partner, managing member, fiduciary, employee or agent of the Company or of any other Enterprise which such person is or was serving at the request of the Company.

(e)                                  “Disinterested Board Member” means a member of the Board who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(f)                                   “Enterprise” means the Company, any subsidiary and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving, at the request of the Company, as a member of a governing board, director, officer, trustee, partner, managing member, fiduciary, employee or agent. As a clarification and without limiting the circumstances in which Indemnitee may be serving at the request of the Company, service by Indemnitee shall be deemed to be at the request of the Company if Indemnitee serves or served as a member of a governing board, director, officer, trustee, partner, managing member, fiduciary, employee or agent of any Enterprise of which (i) a majority of the voting power or equity interest is owned directly or indirectly by the Company or (ii) the management is otherwise controlled directly or indirectly by the Company.

(g)                                  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(h)                                 “Expenses” shall include all reasonable fees, costs and expenses, including, without limitation, all reasonable attorneys’ fees, retainers, court arbitration and mediation costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a deponent or witness in, or otherwise participating in, a Proceeding.  Expenses also shall include (i) expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent and (ii) for purposes of Section 14(d) only, expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise.  The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable.

(i)                                     “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of limited liability company law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to or participant or witness in the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(j)                                    “Proceeding” shall include any threatened, pending or completed action, suit, claim, counterclaim, cross claim, mediation, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, regulatory, legislative, or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of any Corporate Status of Indemnitee, by reason of any action taken by such Indemnitee (or failure by such Indemnitee to take action) or of any action (or failure to act) on such Indemnitee’s part while acting pursuant to his or her Corporate Status, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement.  If Indemnitee believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, this shall be considered a Proceeding under this paragraph.

Section 3.                                           Indemnity in Third-Party Proceedings.  The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor (which is covered by Section 4 of this Agreement).  Pursuant to this Section 3, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses, judgments, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines and amounts paid in settlement) actually and reasonably incurred by Indemnitee by reason of Indemnitee’s Corporate Status in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.  Indemnitee shall not enter into any settlement in connection with a Proceeding without the prior written consent of the Company, as described in Section 16 below.  The parties hereto intend that this Agreement shall provide to the fullest extent permitted by law for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the LLC Agreement, vote of its stakeholders or the Disinterested Board Members or applicable law.

Section 4.                                           Indemnity in Proceedings by or in the Right of the Company.  The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor.  Pursuant to this Section 4, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by such Indemnitee by reason of Indemnitee’s Corporate Status in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company.  No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Expenses as such court shall deem proper.

Section 5.                                           Indemnification for Expenses of a Party Who is Wholly or Partly Successful.  Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is a party to (or a participant in), by reason of his or her Corporate Status, and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by such Indemnitee in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall, to the fullest extent permitted by law, indemnify Indemnitee against all Expenses actually and reasonably incurred by such Indemnitee in connection with or related to each successfully resolved claim, issue or matter.  For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.  Nothing in this Section 5 is intended to limit Indemnitee’s rights provided for in Sections 3 and 4.

Section 6.                                           Indemnification For Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness or otherwise asked to participate in any Proceeding to which Indemnitee is not a party, such Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by such Indemnitee in connection therewith.  Nothing in this Section 6 is intended to limit Indemnitee’s rights provided for in Sections 3 and 4.

Section 7.                                           Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not for the total amount thereof, the Company shall indemnify Indemnitee for the portion of Expenses to which Indemnitee is entitled.

Section 8.                                           Additional Indemnification.

(a)                                 Notwithstanding any limitations in Sections 3, 4, or 5, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is a party to or is threatened to be made a party to or is a participant in any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with such Proceeding.

(b)                                 For purposes of Section 8(a), the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to:

i.             to the fullest extent permitted by the provision of the DLLCA that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DLLCA, and

ii.          to the fullest extent authorized or permitted by any amendments to or replacements of the DLLCA adopted after the date of this Agreement that increase the extent to which a limited liability company may indemnify its officers and members of its governing board.

Section 9.                                           Exclusions.  Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnification payment in connection with any claim made against Indemnitee:

(a)                                 for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess amount beyond the amount paid under any applicable primary, umbrella, or excess insurance policy or other indemnity provision;

(b)                                 for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law if it is finally adjudged by a court of competent jurisdiction that such an accounting of profits is required, or (ii) any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the purchase or sale of securities of the Company, as required in each case under the Exchange Act, the rules of any securities exchange on which the Company’s securities are listed or otherwise applicable law (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes Oxley Act or 2002 (the “Sarbanes Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee or securities in violation of Section 306 of the Sarbanes Oxley Act) if it is finally adjudged by a court of competent jurisdiction that any such reimbursement is required;

(c)                                  except as provided in Section 14(d) of this Agreement, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its members of the Board, officers, employees, agents or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law; provided, that for the avoidance of doubt, this clause (c) shall not apply to counterclaims or affirmative defenses asserted by Indemnitee in an action brought against Indemnitee; or

(d)                                 for which payment is prohibited by applicable law.

Section 10.                                    Advancement of Expenses.  Notwithstanding any provision of this Agreement to the contrary (other than Section 14(d)), the Company shall advance, to the extent permitted by law, all

Expenses incurred by Indemnitee in connection with any Proceeding not initiated by Indemnitee, and such advance shall be made within thirty (30) days after the receipt by the Company of a statement or statements requesting such advances (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice) from time to time, whether prior to or after final disposition of any Proceeding.  Advances shall be unsecured and interest free.  Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.  In accordance with Section 14(d), advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed.  Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that Indemnitee undertakes to the fullest extent required by applicable law to repay amounts advanced pursuant to this Agreement and the LLC Agreement to the extent that it shall ultimately be determined by a final and non-appealable judgment entered by a court of competent jurisdiction that the Indemnitee is not entitled to be indemnified as authorized in this Agreement and the LLC Agreement.

No other form of undertaking shall be required other than the execution of this Agreement.  This Section 10 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 9.  The right to advances under this paragraph shall in all events continue until final disposition of any Proceeding.

Section 11.                                  Procedure for Notification and Defense of Claim.

(a)                                 Indemnitee shall notify the Company in writing of any matter with respect to which Indemnitee intends to seek indemnification or advancement of Expenses hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof or Indemnitee’s becoming aware thereof.  The written notification to the Company shall include a description of the nature of the Proceeding and the facts underlying the Proceeding, in each case to the extent known to Indemnitee.  To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and as is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding.  The failure by Indemnitee to notify the Company hereunder will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement, except to the extent (solely with respect to the indemnity hereunder) that such failure or delay materially prejudices the Company.  The General Counsel of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b)                                 The Company will be entitled to participate in any Proceeding at its own expense.

Section 12.                                    Procedure Upon Application for Indemnification.

(a)                                 Upon written request by Indemnitee for indemnification pursuant to Section 11(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Board Members, even though less than a quorum of the Board, (B) by a committee of Disinterested Board Members designated by a majority vote of the Disinterested Board Members, even though less than a quorum of the Board, or (C) if there are no such Disinterested Board Members or, if such Disinterested Board Members so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee.  If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination.  Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  Any costs or Expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.  The Company promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied.  In no event shall a determination be required in connection with any Proceeding or portion thereof with respect to which Indemnitee, who is a member of the Board, officer, employee or agent of the Company and/or a member of a governing board, director, officer, trustee, partner, managing member, fiduciary, employee or agent of another Enterprise, has been successful on the merits or otherwise.

(b)                                 In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) hereof, the Independent Counsel shall be selected as provided in this Section 12(b). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected.  If the Independent Counsel is selected by the Board, the Company shall give written notice to Indemnitee advising such Indemnitee of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of the selection of Independent Counsel shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person or firm so selected shall act as Independent Counsel.  If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit.  If, within twenty (20) days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 11(a) hereof and the final disposition of the Proceeding, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by a court of competent jurisdiction or by such other person as such court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 12(a) hereof.  Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c)                                  The Company agrees to pay the reasonable fees and expenses of the Independent Counsel and to fully indemnify and hold harmless such Independent Counsel against any and all

Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(d)                                 If the Company disputes a portion of the amounts for which indemnification is requested, the undisputed portion shall be paid and only the disputed portion withheld pending resolution of any such dispute.

Section 13.                                 Presumptions and Effect of Certain Proceedings.

(a)                                 In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall, to the fullest extent permitted by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(a) of this Agreement, and the Company shall, to the fullest extent permitted by law, have the burden of proof and the burden of persuasion by clear and convincing evidence to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.  Neither the failure of the Company (including by its members of the Board or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its members of the Board or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)                                 If the person, persons or entity empowered or selected under Section 12 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within ninety (90) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent permitted by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that the foregoing provisions of this Section 13(b) shall not apply if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) of this Agreement.

(c)                                  The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(d)                                 For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of any Enterprise, including financial statements, or on information supplied to Indemnitee by the directors or officers of such Enterprise in the course of their duties, or on the advice of legal counsel for such Enterprise or the Board or counsel selected by any committee of the Board or on information or records given or reports made to such Enterprise by an independent certified public accountant or by an appraiser, investment banker or other expert selected with reasonable care by the Company or the Board or any committee of the Board.  The provisions of this Section 13(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement. Whether or not the foregoing provisions of this Section

13(d) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company.

(e)                                  The knowledge and/or actions, or failure to act, of any member of a governing board, director, officer, trustee, partner, managing member, fiduciary, employee or agent of an Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

(f)                                   The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty.  In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

Section 14.                                    Remedies of Indemnitee.

(a)                                 In the event that (i) a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 10 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 12(a) of this Agreement within ninety (90) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5, 6 or 7 or the last sentence of Section 12(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) payment of indemnification pursuant to Section 3, 4 or 8 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) in the event that the Company or any other person or entity takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of his or her entitlement to such indemnification and/or advancement of Expenses.  Alternatively, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee must commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 14(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his or her rights under Section 5 of this Agreement.  The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)                                 In the event that a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.  In any judicial proceeding or arbitration commenced pursuant to this Section 14, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c)                                  If a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i)

a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)                                 The Company shall, to the fullest extent permitted by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.  It is the intent of the Company that, to the fullest extent permitted by applicable law, Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder.  To the fullest extent permitted by applicable law, the Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefor) advance Expenses to Indemnitee that are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policy maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery, as the case may be.

(e)                                  Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

Section 15.                                  Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(a)                                 The rights of indemnification and to receive advancement of Expenses as provided by this Agreement (i) shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the LLC Agreement, any agreement, a vote of stakeholders or a resolution of the Board, or otherwise and (ii) shall be interpreted independently of, and without reference to, any other such rights to which Indemnitee may at any time be entitled.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal.  To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the LLC Agreement and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)                                 To the extent that the Company maintains an insurance policy or policies providing liability insurance for members of the Board, officers, employees or agents of the Company or members of governing boards, directors, officers, trustees, partners, managing members, fiduciaries, employees or agents of any other Enterprise (“director and officer liability insurance”), Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such member of the governing board, director, officer, trustee, partner, managing member, fiduciary, employee or agent under such policy or policies.  The Company shall give prompt notice of any claim or Proceeding, as the case may be, to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all reasonable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(c)                                  In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d)                                 The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(e)                                  The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a member of a governing board, director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise.

Section 16.                                    Settlement.

(a)                                 Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s prior written consent.

(b)                                 The Company shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (1) includes an admission of fault of Indemnitee, any non-monetary remedy affecting or obligation of Indemnitee, or monetary loss for which Indemnitee is not wholly indemnified hereunder or (2) with respect to any Proceeding with respect to which Indemnitee may be or is made a party, witness or participant or may be or is otherwise entitled to seek indemnification hereunder, does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee.

(c)                                  Neither the Company nor Indemnitee shall unreasonably withhold or delay its consent to any proposed settlement under this Section 16.  If the Company or Indemnitee, as required, does not object in writing to any proposed settlement within 30 days of consent being requested of such applicable party in writing, such applicable party shall be deemed to have consented to such settlement.

Section 17.                                    Duration of Agreement.

(a)                                 This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a member of the Board, officer, employee or agent of the Company, as applicable, and/or, at the request of the Company, as a member of a governing board, director, officer, trustee, partner, managing member, fiduciary, employee or agent of another Enterprise, as applicable, or (b) one (1) year after the final termination of any Proceeding then pending on such ten (10) year anniversary in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding (including any appeal) commenced by Indemnitee pursuant to Section 14 of this Agreement relating thereto.

(b)                                 This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an indemnifiable event even though he or she may have ceased to provide services to the Company or any Enterprise at the time of any Proceeding.

Section 18.                                    Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by applicable law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 19.                                    Enforcement and Binding Effect.

(a)                                 The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve and/or continue to serve as a member of a governing board, director, officer, trustee, partner, managing member, fiduciary, employee or agent of the Company or any other Enterprise, as applicable, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving and/or continuing to serve as a member of a governing board, director, officer, trustee, partner, managing member, fiduciary, employee or agent of the Company or such Enterprise.

(b)                                 This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the LLC Agreement, any resolution of the Board providing for indemnification, any directors and officers liability insurance policy maintained by the Company and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

(c)                                  The rights to be indemnified and to receive contribution and advancement of Expenses provided by or granted Indemnitee pursuant to this Agreement shall apply to Proceedings arising from Indemnitee’s service as a member of the Board, officer, employee or agent of the Company and/or as a member of a governing board, director, officer, trustee, partner, managing member, fiduciary, employee or agent of another Enterprise prior to the date hereof.

(d)                                 The Company shall not seek from a court, or agree to, a “bar order” which would have the effect of prohibiting or limiting Indemnitee’s rights to receive advancement of expenses under this Agreement.

Section 20.                                    Modification and Waiver.  No supplement, modification, or amendment, or waiver of any provision, of this Agreement shall be binding unless executed in writing by the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

Section 21.                                    Notice by Indemnitee.  Indemnitee agrees to promptly notify the Company in writing of any circumstances that may reasonably be expected to give rise to a claim or Proceeding being made against him or her, including being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter that may be subject to indemnification or advancement of Expenses covered hereunder.  The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise.

Section 22.                                    Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed, (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received, or (e) sent by electronic mail, with return receipt that such transmission has been received:

(a)                                 If to Indemnitee, at the address, facsimile number or e-mail address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Company.

(b)                                 If to the Company to:

Colt Defense LLC

547 New Park Avenue

West Hartford, CT 06110

Attn:  General Counsel - John Coghlin

Facsimile:  [(      )       -        ]

Email: jcoghlin@colt.com

or to any other address as may have been furnished to Indemnitee in writing by the Company with a copy to:

O’Melveny & Myers LLP

Times Square Tower

7 Times Square

New York, NY 10036

Facsimile: (212) 326-2061

Attn:        John J. Rapisardi, Esq.

Email: jrapisardi@omm.com

Section 23.                                    Contribution.  To the fullest extent permitted by applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its members of the Board, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 24.                                    Applicable Law and Consent to Jurisdiction.  This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14(a) hereof, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought in any state or federal court of competent jurisdiction in the State of Delaware (the “Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Court has been brought in an improper or inconvenient forum.

Section 25.                                    Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 26.                                         Miscellaneous.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 27.                                         Additional Acts.  If, for the validation of any of the provisions in this Agreement, any act, resolution, approval or other procedure is required, the Company undertakes to cause such act, resolution, approval or other procedure to be effected or adopted in a manner that will enable the Company to fulfill its obligations under this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

COMPANY:

COLT DEFENSE LLC

By:
Name:
Title:

INDEMNITEE:

By:
Name:

Address, facsimile number and e-mail address of Indemnitee: